UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2017

Crown Castle International Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Augusta Drive, Suite 600 Houston, TX	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	— ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On July 18, 2017, Crown Castle International Corp. (the “Company” or “Crown Castle”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LTS Group Holdings LLC (“Lightower”), Berkshire Fund VII-A (LTS) Acquisition Partners, Berkshire Fund VIII-A (LTS) Acquisition Partners, LTS Berkshire Fund VII-A Blocker Corporation, LTS Berkshire Fund VIII-A Blocker Corporation, LTS Co-Invest Blocker LLC, LTS Co-Invest Blocker II LLC, LTS Rollover Blocker LLC, LTS BF VII-A Blocker Merger Sub, Inc., LTS BF VIII-A Blocker Merger Sub, Inc., LTS Co-Invest Blocker Merger Sub, Inc., LTS Co-Invest Blocker II Merger Sub, Inc., LTS Rollover Blocker Merger Sub, Inc., LTS Group Holdings Merger Sub, Inc. and BSR LLC, as equityholders’ representative, pursuant to which the Company has agreed to acquire all of the outstanding equity interests in Lightower in a series of related transactions (the “Acquisition”).

Under the terms of the Merger Agreement, the Company will pay a purchase price of approximately $7.1 billion in cash, subject to certain limited adjustments. Completion of the Acquisition is subject to customary closing conditions, including (i) the absence of certain government proceedings or litigation related to the Acquisition, (ii) the receipt of governmental approvals with respect to the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (iii) the attainment of certain regulatory approvals from the Federal Communications Commission, applicable state public service or public utilities commissions and certain local franchise authorities. Completion of the Acquisition does not require the approval of Crown Castle’s stockholders and is not conditioned upon Crown Castle’s ability to obtain acquisition financing. The Company intends to finance the Acquisition consistent with maintaining its current investment grade credit metrics, utilizing cash on hand and equity and debt financing, including borrowings under its revolving credit facility. The Company anticipates the Acquisition will be completed by the end of 2017.

The parties have made customary representations, warranties and covenants in the Merger Agreement, including the use of commercially reasonable efforts to cause the consummation of the Acquisition. The Merger Agreement contains certain termination rights for both Crown Castle and Lightower and further provides that, upon termination of the Merger Agreement under certain specified circumstances if certain regulatory approvals have not been obtained, Crown Castle will be required to pay Lightower a termination fee of $100 million. In addition, the Merger Agreement provides that, under certain circumstances, Crown Castle will be required to pay Lightower additional consideration in the event that the closing date of the Acquisition occurs after December 31, 2017.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The representations and warranties and the covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement for the purpose of allocating contractual risk between those parties and do not establish such matters as facts. Investors should not rely on the representations and warranties and the covenants as characterizations of the actual state of facts or condition of the Company, Lightower or any of their respective subsidiaries or affiliates.

Bridge Facility Commitment Letter

In connection with entering into the Merger Agreement, Crown Castle entered into a commitment letter (the “Bridge Facility Commitment Letter”), dated July 18, 2017, with Morgan Stanley Senior Funding, Inc., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (such financial institutions being referred to collectively as the “Commitment Parties”), pursuant to which the Commitment Parties have committed (the “Bridge Facility Commitment”) to provide up to $7.1 billion in senior unsecured bridge loans (the “Bridge Facility”) to ensure financing for the Acquisition and to pay related fees and expenses. Crown Castle will only borrow under the Bridge Facility in connection with the Acquisition to the extent Crown Castle does not consummate its currently expected financing plans.

The Bridge Facility Commitment Letter contains, and the credit agreement in respect of the Bridge Facility, if any, is expected to contain, certain customary conditions to funding. Crown Castle will pay certain customary commitment fees and, in the event it makes any borrowings, funding and other fees in connection with the Bridge Facility Commitment.

The foregoing descriptions of the Bridge Facility Commitment Letter, the Bridge Facility Commitment and the Bridge Facility do not purport to be complete and are qualified in their entirety by reference to the full text of the Bridge Facility Commitment Letter, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment Backstop Commitment Letter

In connection with Crown Castle’s currently expected financing plans, Crown Castle also entered into a commitment letter (the “Amendment Backstop Commitment Letter”), dated July 18, 2017, with the Commitment Parties, pursuant to which the Commitment Parties have committed (the “Amendment Backstop Commitment”) to provide a “backstop” senior unsecured credit facility (the “Amendment Backstop Facility”), consisting of a revolving credit facility having aggregate commitments of $1.75 billion and a term loan facility in an aggregate principal amount equal to the aggregate principal amount of the term loans under our existing credit agreement, which facility will be available to Crown Castle if (i) certain of Crown Castle’s current financing plans are not completed (or result in aggregate net cash proceeds significantly less than expected) and (ii) we are unable to obtain the requisite consents from lenders under our existing credit agreement to effect an amendment to our existing credit agreement to, among other things, modify certain financial maintenance covenants therein to accommodate the Acquisition. The proceeds of borrowings under the Amendment Backstop Facility, if any, will be used to prepay all outstanding borrowings under our existing credit agreement and, following any such prepayment, we will to terminate our existing credit agreement.

The Amendment Backstop Commitment Letter contains, and the credit agreement in respect of the Amendment Backstop Facility, if any, is expected to contain, certain customary conditions to funding. Crown Castle will pay certain customary commitment fees and, in the event it makes any borrowings, funding and other fees in connection with the Amendment Backstop Commitment.

ITEM 7.01	— REGULATION FD DISCLOSURE

On July 18, 2017, Crown Castle issued a press release, furnished herewith as Exhibit 99.1, announcing it has entered into a definitive agreement to acquire Lightower.

ITEM 8.01	— OTHER EVENTS

The consolidated financial statements as of and for the year ended December 31, 2016 for Lightower are filed as Exhibit 99.2 hereto and incorporated herein by reference.

ITEM 9.01	— FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 18, 2017, by and among Crown Castle International Corp., LTS Group Holdings, LLC, Berkshire Fund VII-A (LTS) Acquisition Partners, Berkshire Fund VIII-A (LTS) Acquisition Partners, LTS Berkshire Fund VII-A Blocker Corporation, LTS Berkshire Fund VIII-A Blocker Corporation, LTS Co-Invest Blocker LLC, LTS Co-Invest Blocker II LLC, LTS Rollover Blocker LLC, LTS BF VII-A Blocker Merger Sub, Inc., LTS BF VIII-A Blocker Merger Sub, Inc., LTS Co-Invest Blocker Merger Sub, Inc., LTS Co-Invest Blocker II Merger Sub, Inc., LTS Rollover Blocker Merger Sub, Inc., LTS Group Holdings Merger Sub, Inc. and BSR LLC, as equityholders’ representative

10.1	Commitment Letter, dated as of July 18, 2017, among Crown Castle International Corp., Morgan Stanley Senior Funding, Inc., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

23.1	Consent of Deloitte & Touche LLP

99.1	Press Release announcing the Company’s agreement to acquire LTS Group Holdings LLC, dated July 18, 2017

99.2	Consolidated financial statements as of and for the year ended December 31, 2016 for LTS Group Holdings LLC

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on Crown Castle management’s current expectations. Such forward-looking statements include plans, projections and estimates regarding the anticipated Lightower acquisition, including timing and anticipated financing thereof. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle and its results is included in Crown Castle’s filings with the Securities and Exchange Commission. The term “including,” and any variation thereof, means “including, without limitation.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ Kenneth J. Simon
Name: Kenneth J. Simon
Title: Senior Vice President and General Counsel

Date: July 19, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 18, 2017, by and among Crown Castle International Corp., LTS Group Holdings, LLC, Berkshire Fund VII-A (LTS) Acquisition Partners, Berkshire Fund VIII-A (LTS) Acquisition Partners, LTS Berkshire Fund VII-A Blocker Corporation, LTS Berkshire Fund VIII-A Blocker Corporation, LTS Co-Invest Blocker LLC, LTS Co-Invest Blocker II LLC, LTS Rollover Blocker LLC, LTS BF VII-A Blocker Merger Sub, Inc., LTS BF VIII-A Blocker Merger Sub, Inc., LTS Co-Invest Blocker Merger Sub, Inc., LTS Co-Invest Blocker II Merger Sub, Inc., LTS Rollover Blocker Merger Sub, Inc., LTS Group Holdings Merger Sub, Inc. and BSR LLC, as equityholders’ representative

10.1	Commitment Letter, dated as of July 18, 2017, among Crown Castle International Corp., Morgan Stanley Senior Funding, Inc., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

23.1	Consent of Deloitte & Touche LLP

99.1	Press Release announcing the Company’s agreement to acquire LTS Group Holdings LLC, dated July 18, 2017

99.2	Consolidated financial statements as of and for the year ended December 31, 2016 for LTS Group Holdings LLC